Exhibit 99.1
Contact:
Dan Yarbrough, Director of Investor Relations (704) 948-2617

Orthofix Announces Agreement to Acquire
Premier Private Spinal Implant Company
Blackstone Medical, Inc. for $333 Million

•	Blackstone Medical is the largest and fastest-growing privately-owned spinal implant & biologic company in the U.S., with profitable annual revenue growth of more than 25% in each of the last 3 years
•	Acquisition will increase Orthofix’s annual revenues by 25%-30%
•	Combined spine business growing more than 25% annually; expected to generate revenues of $260 million in 2007
•	Blackstone’s highly regarded R&D capabilities supported the introduction of 14 new products over the last two years
•	Acquisition will expand access of Blackstone’s innovative portfolio of fusion, non-fusion and biologic products to Orthofix’s larger physician base and global distribution channels

HUNTERSVILLE, N.C., Aug. 7, 2006—Orthofix International N.V. (NASDAQ: OFIX) announced today that it has signed a definitive agreement to acquire Blackstone Medical, Inc., the largest and fastest growing privately-owned company in the U.S. specializing in the design, development and marketing of spinal implant and related biologic products.

The transaction will combine Orthofix’s global market leading spine stimulation franchise with Blackstone’s portfolio of innovative fusion, non-fusion and biologic products. The combined spine business is currently growing at more than 25% annually and is expected to generate total revenues of approximately $260 million in 2007, making Orthofix one of the largest spinal product companies in the world.

“This acquisition is a transformational event for Orthofix, and a major step in our strategy, as it establishes a solid platform for accelerated sales and earnings expansion in the fastest growing segment of the orthopedics industry,” said Orthofix’s CEO, Alan Milinazzo. Our robust distribution channels, give us the opportunity to significantly expand the availability of Blackstone’s unique product portfolio around the world.”

Blackstone's President and Chief Executive Officer, Matt Lyons, added, “We are especially excited about the benefits of combining our advanced product development capabilities with Orthofix's experience in developing innovative minimally-and non-invasive medical devices.”

James F. Gero, the Chairman of Orthofix’s Board of Directors stated, “This transaction represents one of the most significant milestones in Orthofix’s history, and the entire Board of Directors is committed to the proposed combination with Blackstone. We are all pleased to be a part of this unique opportunity to further be involved in the advancement of innovative spinal technologies for the benefit of all our customers worldwide.”

Exhibit 99.1

With operations in Springfield, Mass. and Wayne, N.J., Blackstone has a well-earned reputation for inventive design and an industry renowned product development process which has resulted in the launch of 14 new products over the last two years. The company has experienced profitable annual revenue growth of more than 25% in each of the last three years, and total revenues increased 39% during the first half of this year compared with 2005. In the second quarter ended June 30, 2006, Blackstone recorded unaudited sales of $22 million, and had $1.9 million in operating income and $1.2 million in net income. Sales of its expanding portfolio of biologic products have increased from less than five percent of total revenues to greater than 15% currently. This includes Trinity™, which is the only commercially produced stem cell-based biologic bone growth product in the world today.

Orthofix’s broad distribution channels include more than 1,200 surgeons, several group purchasing contracts and a direct sales force of more than 170 people across the U.S., along with more than 100 distributors around the world. This network will provide significant opportunities for the expanded distribution of Blackstone’s portfolio of products, which are currently available through more than 65 distributors worldwide.

Orthofix’s spine business generated $102 million in sales during 2005, and revenues in the first half of 2006 were up 20% from the prior year. With more than 15 years in the spine stimulation business, last year the company launched the only FDA-approved cervical spine stimulator in the world.

Under the terms of the agreement Orthofix will pay Blackstone $333 million in cash, and Wachovia Bank, N.A. and Citigroup have provided an underwritten commitment for senior debt financing. Additionally, Cowen and Company acted as a financial advisor on the transaction. The acquisition is expected to be accretive to 2007 non-GAAP, cash earnings, which excludes the impact of non-cash purchase accounting charges related to the transaction. Additionally, it is expected to be accretive to earnings on a GAAP basis beginning in 2008, and become substantially accretive to GAAP earnings in subsequent years. The Company anticipates the transaction will be completed as early as September of this year, subject to the receipt of regulatory approvals, consummation of the senior debt financing and other customary conditions to closing.

Orthofix will hold a conference call and webcast today at 11:30 AM Eastern Time to discuss this transaction. Interested parties are invited to join this conference by dialing (866) 314-9013 in the U.S. and (617) 213-8053 outside the U.S., and entering the code 70516493, or by going to Orthofix’s website at www.orthofix .com and clicking on Investor Relations. A replay of the conference call will be available for 2 weeks by dialing (888) 286-8010 in the U.S. and (617) 801-6888 outside the U.S., and entering the code 96236868.

About Orthofix International, N.V.

Orthofix International N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages, helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including Breg, Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and the National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Exhibit 99.1

About Blackstone Medical, Inc.

Blackstone Medical, Inc., established in 1996, is a leading international spine product company dedicated to advancing techniques and technologies in the treatment of the human spine. Partnering with luminary spine surgeons to identify solutions and using a quality team approach with engineers, Blackstone creates breakthrough spinal implant, instrument and biologic products. Blackstone's achievement-driven focus results in rapid design, cooperative manufacturing and exceptional service to surgeons. For more information about Blackstone Medical, Inc., please visit www.blackstonemedical.com.

Forward-Looking Statements

This news release contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements concerning financial projections, growth expectations and the anticipated benefits of transactions at Orthofix and its subsidiaries, and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.

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